UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2008

THERETIREMENTSOLUTION.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 William Street, 22nd Floor, New York, New York 10038
(Address of principal executive offices) (zip code)

(212) 227-2242
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Investment Tools and Training

On January 15, 2008, TheRetirementSolution.com, Inc. (the “Company”), Investment Tools and Training, LLC (“ITT”) and each of the members of ITT entered into, and closed, a Membership Interest Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Company acquired all of the issued and outstanding membership interests of ITT for an aggregate purchase price of 66,600,000 shares of the Company’s common stock and $2,000,000 in convertible promissory notes. At the closing the Company issued an aggregate of 54,600,000 shares of common stock and the $2,000,000 in convertible promissory notes, with the balance of the common stock to be issued over a four year period.

The convertible promissory notes bear interest at 6%, mature on April 15, 2009, and are convertible into our common stock, at the holders' option, at a conversion price equal to $0.20 per share. Based on this conversion price, the $2,000,000 in convertible promissory notes, excluding interest, is convertible into 10,000,000 shares of the Company’s common stock. The Company may prepay the convertible promissory notes at any time without premium or penalty.

The common stock issued by the Company is subject to a partial lock-up for a four year period, but the holders thereof have been granted piggy-back registration rights with respect to such common stock.

ITT markets and delivers a complete range of investing and financial management courses, products and services. ITT has primary on-line distribution capability as well as live instruction and broader distribution for its programs, products and services through five channel partners now under contract.

Acquisition of Razor Data

On January 15, 2008, the Company, and RazorData Corp. (“Acquisition Sub”), its wholly-owned subsidiary, entered into, and closed, an Asset Purchase Agreement with Razor Data, LLC (“Razor Data”) and each of the members of Razor Data (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Razor Data sold substantially all of its assets to the Acquisition Sub and Acquisition Sub assumed specified Razor Data liabilities in exchange for an aggregate purchase price of 38,000,000 shares of the Company’s common stock and $3,000,000 in convertible promissory notes. At the closing the Company issued an aggregate of 32,000,000 shares of common stock and the $3,000,000 in convertible promissory notes, with the balance of the common stock to be issued on the second and third anniversary of the closing of the acquisition..

The convertible promissory notes bear interest at 6%, mature on April 15, 2009, and are convertible into our common stock, at the holders' option, at a conversion price equal to $0.20 per share. Based on this conversion price, the $3,000,000 in convertible promissory notes, excluding interest, is convertible into 15,000,000 shares of the Company’s common stock. The Company may prepay the convertible promissory notes at any time without premium or penalty.

The common stock issued by the Company is subject to a partial lock-up for a four year period, but the holders thereof have been granted piggy-back registration rights with respect to such common stock.

Razor Data provides complete turnkey solutions to its customers in the financial community that include stock market information and tools, comprehensive database creation and management, distributed web hosting and network environments and complete e-Content creation and management.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed by amendment.

(b) Pro forma financial information.

To be filed by amendment.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit Number	Description
10.1
Membership Interest Purchase Agreement by and among TheRetirementSolution.com, Inc., Investment Tools and Training, LLC, Boya Systems, LLC, Kays Creek Capital Management, LLC and LUCASA, LLC, dated as of January 15, 2008.

10.2	Asset Purchase Agreement by and among TheRetirementSolution.com, Inc., RazorData Corp., Razor Data, LLC, Boya Systems, LLC and Rabble, LLC, dated as of January 15, 2008.
10.3	Form of Convertible Promissory Notes issued January 15, 2008.
10.4
Registration Rights Agreement by and among TheRetirementSolution.com, Inc., Romel Enterprises, Inc., Tyvan Enterprises, Inc., Badaco, Inc., LUCASA, LLC and Kays Creek Capital Management, LLC, dated as of January 15, 2008.

10.5
Lock Up Agreement by and among TheRetirementSolution.com, Inc., Romel Enterprises, Inc., Tyvan Enterprises, Inc., Badaco, Inc., LUCASA, LLC, Kays Creek Capital Management, LLC and John E. Robinson, dated as of January 15, 2008.

10.6	Registration Rights Agreement by and among TheRetirementSolution.com, Inc., Romel Enterprises, Inc., Tyvan Enterprises, Inc. and Badaco, Inc., dated as of January 15, 2008.
10.7	Lock Up Agreement by and among TheRetirementSolution.com, Inc., Romel Enterprises, Inc., Tyvan Enterprises, Inc., Badaco, Inc. and Clayton Ross, dated as of January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERETIREMENTSOLUTION.COM, INC.

Dated: January 16, 2008	By:	/s/ Nicholas S. Maturo
Nicholas S. Maturo Chief Executive Officer